SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 SeraNova, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


               New Jersey                                  22-3677719
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(State of Incorporation or Organization)       (IRS Employer Identification no.)


           499 Thornall Street
           Edison, New Jersey                                08837
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(Address of Principal Executive Offices)                  (Zip Code)

   If this form relates to the If this form relates to the registration registration of a class of of a class of securities pursuant
   securities  pursuant  to Section     to Section 12(g) of te Exchange  Act and
   12(b) of the Exchange Act and is effective pursuant to General is effective pursuant to General Instruction A.(d), please check the
   Instruction A.(c), please  check     following box. |X|
   the following box. |_|

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
                                                           333-34964
                                                        ---------------
                                                        (If applicable)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered
          -------------------                 ------------------------------

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SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                          Common Stock, $0.01 par value
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                                (Title of Class)

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                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

            A description of the Common Stock, $0.01 par value, of SeraNova, Inc. (the "Company") and certain anti-takeover provisions with respect thereto are contained under the caption "Description of Capital Stock" in the form of prospectus which shall be deemed to be incorporated by reference into the Company's Registration Statement on Form S-1 (Reg. No. 333-34964). Such description contained therein is incorporated herein by reference to such Registration Statement on Form S-1.

ITEM 2.  EXHIBITS.

            1  --   Certificate of Incorporation.  (Incorporated by reference to
                    Exhibit  3.1 to the  Company's  Registration  Statement  No.
                    333-34964).

            2  --   By-Laws  of  the  Company.  (Incorporated  by  reference  to
                    Exhibit  3.2 to the  Company's  Registration  Statement  No.
                    333-34964).

            3  --   Registration  Rights Provisions granted to Evansville,  Ltd.
                    ("Evansville") pursuant to the Registration Rights Agreement dated March 14, 2000 between the Company and Evansville.
                    (Incorporated by reference to Exhibit 10.11 to the Company's
                    Registration Statement No. 333-34964).

            4  --   Registration  Rights  Provisions  granted to  Ampal-American
                    Israel  Corporation  ("Ampal")  pursuant to the Registration
                    Rights Agreement dated March 14, 2000 between the Company and Ampal. (Incorporated by reference to Exhibit 10.12 to the Company's Registration Statement No. 333-34964).

            5  --   Registration  Rights Provisions  granted to NSA Investments,
                    Inc. ("NSA")  pursuant to the Registration  Rights Agreement
                    dated   March  14,   2000   between  the  Company  and  NSA.
                    (Incorporated by reference to Exhibit 10.13 to the Company's
                    Registration Statement No. 333-34964).

            6  --   Registration  Rights Provisions granted to SSB, Ltd. ("SSB")
                    pursuant to the  Registration  Rights  Agreement dated March
                    14, 2000 between the Company and SSB. (Incorporated by reference to Exhibit 10.14 to the Company's Registration
                    Statement No. 333-34964).

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               SeraNova, Inc.
                                               ---------------------------------
                                               (Registrant)

Date:  May 9, 2000                         By: /s/  Rajkumar Koneru
                                               ---------------------------------
                                               Rajkumar Koneru
                                               Chairman, Chief Executive Officer
                                               and President